Exhibit 10.8

THE BABCOCK & WILCOX COMPANY

MANAGEMENT INCENTIVE COMPENSATION PLAN

Effective as of                     , 2010

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ARTICLE 1 – PURPOSE

The Purpose of the Plan is to make provision for the payment of supplemental compensation to managerial and other key Employees who contribute materially to the success of the Company or one or more of its Subsidiary or Affiliated Companies, thereby affording them an incentive for and a means of participating in that success.

ARTICLE 2 – DEFINITIONS

For the purpose of the Plan, the following definitions shall be applicable:

(a)

Affiliated Company. Any corporation, joint venture, or other legal entity in which The Babcock & Wilcox Company, directly or indirectly, through one or more Subsidiaries, owns less than fifty percent (50%) but at least twenty percent (20%) of its voting control.

(b)	Award Opportunity. The various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee or its designee pursuant to Sections 6(a) and 6(b) herein.

(c)	Board. The Board of Directors of the Company.

(d)	Committee. “Committee” means the Compensation Committee of the Board of Directors.

(e)	Company. “Company” means The Babcock & Wilcox Company, a Delaware corporation (or any successor thereto) and its subsidiaries and affiliates.

(f)	Designee. “Designee” means the Vice President, Human Resources of the Company.

(g)	Employee. Any person who is regularly employed by the Company or any of its Subsidiary or Affiliated Companies on a full-time salaried basis.

(h)

Final Award. The actual award earned during a plan year by a Participant, as determined by the Committee or its Designee following the end of a plan year; provided the Participant is still an Employee when payment is to be made pursuant to Article 7 hereof.

(i)	Participant. An Employee who has been selected to participate in the Plan in Accordance with Section 5(a) received an Award.

(j)	Plan. The Babcock & Wilcox Company Management Incentive Compensation Plan.

(k)	Subsidiary. Any corporation, joint venture or other legal entity that the Company, directly or indirectly, owns more than fifty percent (50%) of its voting control.

(l)	Target Incentive Award. The award to be paid to Participants when the Company meets “targeted” performance results, as established by the Committee or its Designee.

ARTICLE 3 – UNFUNDED STATUS OF THE PLAN

(a)	Each Final Award shall be paid from the general funds of the Participant’s employer. The entire expense of administering the Plan shall be borne by the Company.

(b)

No special or separate funds shall be established, or other segregation of assets made to execute payment of Final Awards. No Employee, or other person, shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Company or any Subsidiary or Affiliated Company by virtue of any Final Award.

ARTICLE 4 – ADMINISTRATION OF THE PLAN

Full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee. A determination by the Committee in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and personal representative(s). Except as prohibited by applicable law, the Committee may delegate to a Designee its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

ARTICLE 5 – ELIGIBILITY AND PARTICIPATION

(a)

All Employees are eligible for participation in the Plan. Actual participation in the Plan shall be determined by the Committee, or its Designee, based upon recommendations by the operating unit President with respect to Employees of the operating groups and the Chief Executive Officer of the Company or his designee with respect to corporate Employees.

(b)

An Employee who becomes eligible after the beginning of a plan year may be permitted to participate in the Plan for that plan year. Such situations may include, but are not limited to (i) new hires, (ii) when an Employee is promoted from a position which did not meet the eligibility criteria, or (iii) when an Employee is transferred from an affiliate which does not participate in the Plan. Actual participation in the initial plan year of eligibility for any of the aforementioned Employees shall be determined by the Committee or its Designee, based upon recommendations by the operating group President with respect to Employees of the operating groups and the Chief Executive Officer of the Company with respect to corporate Employees.

ARTICLE 6 – AWARD DETERMINATION

(a)

For each plan year, the applicable business unit President with respect to its Employees and the Chief Executive Officer of the Company or his designee with respect to corporate Employees (“Responsible Person”) shall select performance measures and shall establish performance goals for that plan year. The performance measures may be based on any combination of corporate, segment, operating group, divisional and/or individual goals.

For each plan year, there shall be established ranges of performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award shall be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level.

After the performance goals are established, the Responsible Person will align the achievement of the performance goals with the Award Opportunities (as described in Article 6(b) herein), such that the level of achievement of the pre-established performance goals at the end of the plan year will determine the Final Awards. The Committee or its Designee shall have the authority to exercise subjective discretion in the determination of Final Awards, and the authority to delegate the ability to exercise subjective discretion in this respect.

(b)

For each plan year, the Committee or its Designee(s) shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities shall vary in relation to the job classification of each Participant.

(c)

Once established, performance goals normally shall not be changed during the plan year. However, if the Committee or its Designee(s) determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, than it may approve appropriate adjustments to the performance goals (either up or down) during the plan year as such goals apply to the Award Opportunities of specified Participants. In addition, the Committee or its Designee(s) shall have the authority to reduce or eliminate the Final Award determinations, based upon any objective or subjective criteria it deems appropriate.

Notwithstanding any other provision of this Plan, in the event of any change in Corporate capitalization, such as a stock split, or a Corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

(d)

At the end of each plan year, Final Awards shall be computed for each Participant as determined by the Responsible Person. Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established corporate, segment, group, divisional and/or individual performance goals.

(e)

The Committee or its Designee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the Aggregate, by Employee class, or among individual participants) in each plan year. The guidelines may be expressed as a percentage of goals or financial measures, or such other measures as the Committee or its Designee shall from time to time determine.

(f)	The Committee or its Designee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.

ARTICLE 7 – PAYMENT OF AWARDS

Each and every Final Award shall be payable in a lump sum as soon as administratively practicable following the determination that a Final Award is payable under the Plan, but in no event later than the March 15 following the end of the plan year during which the award is earned, or as soon as administratively possible thereafter in the event payment is delayed due to unforeseeable circumstances.

ARTICLE 8 – LIMITATIONS

(a)

No person shall at any time have any right to a payment hereunder for any fiscal year, and no person shall have authority to enter into an agreement for the making of an Award Opportunity or payment of a Final Award or to make any representation or guarantee with respect thereto.

(b)

An employee receiving an Award Opportunity shall have no rights in respect of such Award Opportunity, except the right to receive payments, subject to the conditions herein, or such Award Opportunity, which right may not be assigned or transferred except by will or by the laws of descent and distribution.

(c)

Neither the action of the Company in establishing the Plan, nor any action taken by the Committee its Designee or any Responsible Person under the Plan, nor any provision of the Plan shall be construed as giving to any person the right to be retained in the employ of the Company or any of its Subsidiary or Affiliated Companies.

ARTICLE 9 – AMENDMENT, SUSPENSION, TERMINATION OR ALTERATION OF THE PLAN

The Board may, at anytime or from time to time, amend, suspend, terminate or alter the Plan, in whole or in part, but it may not thereby affect adversely rights of Participants, their spouses, children, and personal representative(s) with respect to Final Awards previously made.

ARTICLE 10 – COMMENCEMENT OF AWARDS

The Company’s fiscal year ending December 31, 2010 shall be the first fiscal year with respect to which Awards may be made under the Plan.

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